Exhibit 10.1

NINTH MODIFICATION AND AMENDMENT AGREEMENT

THIS NINTH MODIFICATION AND AMENDMENT AGREEMENT (this “Agreement”) is made effective this 7th day of February, 2011, by and between TIFUNDING LLC, a Delaware limited liability company and successor in interest to each of BAY BANK, FSB, a federal savings bank, and BAY NATIONAL BANK, a national banking association (the “Bank”), HEMAGEN DIAGNOSTICS, INC., a Delaware corporation (the “Borrower”).

Recitals

A.  The Bank and the Borrower entered into a Loan and Security Agreement dated September 26, 2002 (the “Original Loan Agreement”) in connection with the extension of credit by the Bank to the Borrower.

B.  The Bank and the Borrower entered into a First Modification and Amendment Agreement dated March 16, 2004 (the “First Amendment”).

C.  The Bank and the Borrower entered into a Second Modification and Amendment Agreement dated March, 2005 (the “Second Amendment”).

D.  The Bank and the Borrower entered into a third modification and amendment agreement (which was mistakenly titled “Second Modification and Amendment Agreement”) dated June 24, 2005 (the “Third Amendment”).

E.  The Bank and the Borrower entered into a Fourth Modification and Amendment Agreement dated March, 2006 (the “Fourth Amendment”).

F.  The Bank and the Borrower entered into a Fifth Modification and Amendment Agreement dated March 30, 2007 (the “Fifth Amendment”).

G.  The Bank and the Borrower entered into a Sixth Modification and Amendment Agreement dated March 31, 2008 (the “Sixth Amendment”).

H.  The Bank and the Borrower entered into a Seventh Modification and Amendment Agreement effective as of March 31, 2009 (the “Seventh Amendment”).

I.  The Bank and the Borrower entered into an Eighth Modification and Amendment Agreement effective as of April 1, 2010 (the “Eighth Amendment”).  The Original Loan Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eighth Amendment are collectively hereafter referred to as the “Loan Agreement.”

J.  Effective on or about February 7, 2011 TiFunding LLC and Bay Bank, FSB entered into a Loan Sale Agreement with respect to the Loan Agreement pursuant to which TiFunding LLC acquired all right, title and interest of Bay Bank, FSB in the Loan Documents as defined therein.

K.  The Borrower and the Bank desire to make certain amendments or modifications to the Loan Agreement.

L.  In general, the Bank has agreed to extend the term of the Line of Credit (subject to acceleration as provided in the Loan Agreement), subject to the terms and conditions expressly provided below.

M.  All capitalized terms used in this Agreement not otherwise defined shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows.

1.  Definitions.  The prior definition of “Bank” is deleted in its entirety.  “Bank” now means TiFunding LLC, a Delaware limited liability company.

2.  Modification.  Sections 1.21 and 2.1.4 of the Loan Agreement are deleted in their entirety and the following substituted in their stead:

Section 1.21.  Line of Credit Note.  The term “Line of Credit Note” shall mean the Promissory Note of even date executed by the Borrower, as obligor, in the principal sum of One Million Dollars ($1,000,000) and payable to the order of the Bank, as such Line of Credit Note may hereafter be amended or modified by the execution of an allonge.

Section 2.1.4.  Repayment of the Line of Credit.  The Borrower shall repay to the order of the Bank all principal, accrued interest, and all other Obligations due under the Line of Credit Note when due.  The Borrower shall pay to the Bank, on the first day of each month following a month during which a principal balance was outstanding under the Line of Credit, accrued interest on the outstanding and unpaid principal balance of the Line of Credit.  Interest shall be payable monthly following preparation by the Bank of an interest statement showing interest due through the end of the monthly payment period.  In the event interest for the final days of any period is estimated, the Borrower’s account shall be debited or credited, as the case may be, to reflect actual interest due through the end of such period.  Upon the request of the Borrower, the Bank shall automatically debit the Borrower’s Operating Account on the due date of, and in the amount of, the interest shown to be due on each monthly statement.  The Borrower shall pay to the Bank the entire outstanding and unpaid principal balance under the Line of Credit, together with accrued interest thereon and any fees or charges payable pursuant to the Loan Documents, on February 28, 2012, the final and absolute due date, or earlier upon acceleration as provided herein and in the Line of Credit Note.

3.  Representations and Warranties.  As an inducement to the Bank to enter into this Agreement, each Borrower hereby makes the following representations and warranties to the Bank and acknowledges the Bank’s justifiable reliance thereon: (a) each Borrower has the power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (b) this Agreement has been duly executed and delivered by each Borrower; (c) the Loan Documents, as modified and amended herein, are the valid and legally binding joint and several obligation of the Borrower and are enforceable against each Borrower in accordance with their terms; (d) all documents furnished to the Bank pursuant to this Agreement are true and correct; (e) all representations and warranties contained in the Loan Documents remain true, correct and complete in all material respects on and as of the date hereof (other than those representations and warranties which by their express terms speak to an earlier date) as though made on and as of the date hereof; (f) no Event of Default has occurred and is continuing under the Loan Agreement; and (g) the execution, delivery and performance of this Agreement does not and will not violate any Loan Document or other instrument to which either Borrower is a party or by which either Borrower or its property is bound.

4.  Incorporation of Recitals.  The parties hereby acknowledge the accuracy of the Recitals and hereby incorporate the Recitals into and make them a part of this Agreement.

5.  Effect of Agreement.  Except as hereby expressly modified, all promissory notes and all other Loan Documents shall otherwise be unchanged, shall remain in full force and effect and are hereby expressly approved, ratified and confirmed.  The execution and delivery of this Agreement shall not constitute a novation, shall not extinguish, terminate, affect or impair the obligations of the Borrower, and shall not extinguish, terminate, affect or impair any security, right or remedy of the Bank against the Borrower or the Borrowers’ property.

6.  Governing Law.  This Agreement shall be governed by the laws of the State of Maryland, exclusive of its conflict of laws rules, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

7.  Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which will be fully effective without the others and all of which will collectively be all of this Agreement, and signatures sent by facsimile or by email (in a .pdf or comparable mode), and photocopies of such signatures, shall be considered and treated as originals.

IN WITNESS WHEREOF, the parties set their hands and seals as of the day and year first above written.

HEMAGEN DIAGNOSTICS, INC.

By:	/s/ William P. Hales
William P. Hales, President & CEO

WITNESS/ATTEST	TIFUNDING LLC
	By:	/s/ L.T. Shaw
L.T. Shaw
Treasurer

Bay National/Hemagen
Ninth Modification